Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

IN RE ROMEO POWER, INC.	) ) )	C.A. No. 2023-

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioners Romeo Power, Inc. (“Romeo Power” or the “Company”) and Nikola Corporation (“Nikola”) bring this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1. The Petitioners seeks to validate: (i) a Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on December 29, 2020 (the “Second Amended Charter”); (ii) securities that Romeo Power issued in reliance on the Second Amended Charter; and (iii) a Certificate of Merger filed with the Delaware Secretary of State on October 14, 2022 effecting a merger that resulted in Romeo Power becoming a wholly-owned subsidiary of Nikola.

2. Like many companies recently, Petitioners file this Petition to address potential issues over the validity of a charter amendment and securities issued in reliance on that amendment raised by Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. 27, 2022) (“Boxed”). The background relevant to these two issues mirrors the background of many recent Section 205 petitions. The Company was initially a special purpose acquisition company that amended its charter in 2020 in connection with a de-SPAC merger to increase the total number of shares of common stock authorized for issuance.1 At the time, the Company had Class A Common Stock and Class B Common Stock. Believing it had only one class of common stock, the Company sought and obtained the approval of the combined vote of a majority of the voting power of the Class A Common Stock and the Class B Common stock voting together as a single class, but did not obtain a separate vote of its Class A Common Stock to amend its charter. After the charter amendment, the Company issued shares of common stock that exceeded the number of shares of Class A Common Stock authorized under the prior charter, believing it was operating under a validly approved Second Amended Charter.

3. The primary difference in this Petition is that nearly two years later, a third-party buyer, Nikola, acquired all of the outstanding shares of the Company in all-stock acquisition using shares of Nikola’s own common stock as consideration. As part of that acquisition, which was structured to begin with an exchange offer followed by a second-step merger under 8 Del. C. § 251(h) once Nikola owned a majority of the voting power of the outstanding Romeo common stock, the Company’s certificate of incorporation was amended by operation of a merger and a certificate of merger was filed with the Delaware Secretary of State on October 14, 2022 (the “Nikola Merger”), with the Company ultimately becoming a wholly owned subsidiary of Nikola.

[1]	The amendment in December 2020 also collapsed the two classes of common stock into a single class of common stock.

4. Following Boxed, it is possible that the Second Amended Charter had to be approved by separate class votes of each of the Class A Common Stock and Class B Common stock in December 2020, in addition to the vote already sought and obtained by the Company. Thus, there are questions as to whether the Company validly adopted the Second Amended Charter, the number of outstanding shares of common stock that were properly authorized for issuance under the Second Amended Charter, and the validity of shares of common stock issued in connection with and after the closing of the de-SPAC Merger that exceeded the number of shares of Class A Common Stock under the prior charter.

5. The uncertainty raised by these issues has had other consequences. First, the uncertainty over the Company’s capital structure pre- Nikola Merger has created a cloud over whether the Company’s stockholders validly approved the Nikola Merger. Although Nikola understood that Romeo Power had obtained the requisite stockholder vote to consummate the Nikola Merger, because of the uncertainty over the Company’s capital structure described above, it is not possible to determine the number of valid shares that Nikola obtained through its exchange offer or whether the Nikola Merger was in fact approved by a majority of Romeo Power’s valid then-outstanding shares. As a result, the Nikola Merger may be invalid. Second, the uncertainty at the Company level may jeopardize Nikola’s ability to obtain funding. To raise further funding, depending on the type of funding, Nikola needs Romeo Power’s auditors to consent to the use of their audit report or provide a comfort letter with respect to Romeo Power’s historical financial statements. Nikola understands that Romeo Power’s auditors have raised concerns about providing such consent in light of the uncertainty over its capital structure and may decline to consent to the use of their audit report in connection with the Company’s historical financial statements unless they receive additional assurances concerning the Company’s capital structure.

6. The Company and Nikola therefore jointly submit that relief under Section 205 is warranted. Various constituencies and third parties have relied on the validity of the Second Amended Charter, including stockholders who received Company stock in connection with the de-SPAC Merger as well as Nikola, which putatively acquired all the Company’s outstanding shares of common stock in October 2022. Uncertainties relating to the Second Amended Charter and the Nikola Merger may impact the Company’s former auditors’ ability to certify the Company’s financial statements, which may in turn affect Nikola’s ability to raise capital. Furthermore, the Company and Nikola submit that relief under Section 204 is not practicable because, due to the potential uncertainty regarding the validity of the Nikola Merger, it is not clear that Nikola, as the sole stockholder of Romeo, holds valid stock to approve a Section 204 ratification.

7. Accordingly, Petitioners respectfully submit that relief under Section 205 is the most practicable, timely, and efficient recourse available to place the Company, its former stockholders, and Nikola in the position in which they believed themselves to be absent the technical issues identified in Boxed.

BACKGROUND

A.	The Company Enters into a Business Combination with Legacy Romeo Power and Adopts the Second Amended Charter.

8. The Company was incorporated on October 22, 2018 as a SPAC known as RMG Acquisition Corp. On February 7, 2019, the Company filed an Amended and Restated Certificate of Incorporation (the “First Amended Charter”). See Ex. A. The First Amended Charter was in effect at the time the Company sought stockholder approval for the de-SPAC Merger described below.

9. In October 2020, the Company agreed to a de-SPAC business combination (the “Business Combination”) with Romeo Systems, Inc. (“Legacy Romeo”), an energy storage technology company focused on designing and manufacturing lithium-ion battery modules and packs for commercial electric vehicles.2

[2]	After the de-SPAC, the Company renamed itself to Romeo Power, Inc. See Ex. C at 2.

10. In connection with the Business Combination, the First Amended Charter needed amendment to enact provisions suitable for a going-concern public corporation. Accordingly, at the special meeting of Company stockholders called to approve the Business Combination (the “Business Combination Proposal”), the Company’s stockholders were asked to approve other proposals (together with the Business Combination Proposal, the “Proposals”), including:

a.

Proposals to approve various amendments to the First Amended Charter (the “Charter Proposals”). Among other things, the Charter Proposals would increase to 250,000,000 the authorized shares of combined Common Stock, which had previously been authorized as 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock. The Charter Proposals would also implement a “Class Vote Opt-Out,” providing that future increases or decreases to the authorized shares of the Company would not require a separate vote of the applicable class.

b.	A proposal to adopt and approve the issuance of Common Stock to the investors in the PIPE contemplated in connection with the Business Combination; and

c.	Proposals to approve an equity Incentive Plan.

See Ex. B (Proxy Statement, Dec. 10, 2020) at 136-38, 140-144.

11. The Company solicited stockholder approval of the Proposals in a proxy statement dated December 10, 2020. In connection with seeking approval of the Charter Proposals, the proxy statement stated that approval of the Charter Proposals “will require the affirmative vote of the holders of a majority of the outstanding shares of [Company] common stock on the [Company] record date and the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock on the [Company] record date.” Id. at 136.

12. The Company’s stockholders voted on these matters at a special meeting held on December 28, 2020. Each of the Proposals, including the Charter Proposals, was approved by a majority of the holders of the Company’s common stock, voting together as a single class.3 See Ex. D (Form 8-K, Dec. 28, 2020). Because the Proposals obtained enough votes to satisfy the voting standards described in the proxy materials, the Company caused the Second Amended Charter to be filed with the Delaware Secretary of State on December 29, 2020. See Ex. C. The Charter Proposals, including Proposal 2B to increase the number of authorized shares of common stock, were not, however, approved by the holders of a majority of the Class A Common Stock then outstanding, voting as a separate class.4

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Specifically, (i) the Business Combination Proposal received 16,567,762 votes for and 10,731 votes against, and (ii) the Charter Proposals (which were tabulated as a separate series of proposals) each received between 16,360,878 and 16,567,084 votes for. Additionally, each Proposal received a de minimis number of common stock abstentions. See Ex. D.

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For instance, a total of 16,567,084 shares of common stock voted in favor of Proposal 2B, and as of the record date, the Company had 23,000,000 shares of Class A Common Stock outstanding. See Ex. D at 2. After subtracting the 5,175,000 of Class B Common Stock held by a sponsor and officers and directors that had agreed to vote in favor of the proposals (Ex. B at 3, 21, 22, 76), the result would only be 11,392,084 votes in favor even if all remaining votes were from the Class A Common Stock, and therefore less than the 11,500,000 needed for a majority.

13. The First Amended Charter resembled the charter at issue in Boxed with respect to whether the First Amended Charter established two different classes of stock for purposes of Section 242(b)(2) of the DGCL. The First Amended Charter could be read to have designated the Class A Common Stock and Class B Common Stock as two separate classes. If that is the case, then the Charter Proposals required approval by the holders of Class A Common Stock, voting as a separate class. In addition, to the extent the other Proposals might be deemed to have adversely affected the rights, powers, or preferences of the Class A Common Stock, a separate class vote of the Class A Common Stock would have been required to adopt those proposals as well.5

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More specifically, the Second Amended Charter could be read as renaming the Class A Common Stock as common stock and increasing the authorized shares of that class, in which case a class vote of the Class A Common Stock may have been required. Alternatively, to the extent the Second Amended Charter reclassified the Class A Common Stock into Common Stock, a class vote may have been required by Section 242(b)(2) because such a reclassification might be viewed as adversely affecting the rights, powers or preferences of the Class A Common Stock and, if so, would require a separate class vote of the Class A Common Stock for purposes of Section 242(b)(2).

14. Furthermore, the Company issued additional shares in reliance on the validity of the amendment that exceeded the 100,000,000 shares of Class A Common Stock authorized under the First Amended Charter. The Company had approximately 126,787,151 outstanding shares of common stock as of the closing of the Business Combination and 12,266,666 warrants each exercisable into one share of Company common stock. See Ex. E (Form 8-K, Jan. 5, 2021) at 4. This number continued to increase over time. For instance, in April 2022, the Company had 151,226,438 shares of common stock outstanding.6 As of August 1, 2022, the Company had 185,908,638 shares of common stock issued and outstanding.7

15. Accordingly, the relief that the Company seeks under Section 205 includes the validation of any defect that might have resulted from the failure to authorize the Second Amended Charter by the separate class vote of the Class A Common Stock if that vote was required by Section 242(b)(2) of the DGCL.

[6]	See Romeo Power, Inc. Form 8-K (July 1, 2022), available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001757932/0001104659 22076819/tm2220273d1_8k.htm.
[7]	See Romeo Power, Inc. Form 10-Q (August 8, 2022), available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001757932/0001757932 22000047/rmo-20220630.htm.

B.	The Company and Nikola Effect the Nikola Merger.

16. On July 30, 2022, the Company, Nikola, and J Purchaser Corp. (“Acquisition Sub”) (a wholly owned subsidiary of Nikola) executed a merger agreement that contemplated Nikola acquiring all outstanding shares of Romeo Power in an all-stock transaction.8

17. The merger agreement contemplated a two-step acquisition. In the first step, Nikola would commence an exchange offer for any and all outstanding shares of Romeo Power in exchange for shares of common stock of Nikola at an exchange ratio of 0.1186 (the “Exchange Ratio”). In the second step, the Company and Nikola would effect a merger of Acquisition Sub with and into the Company, resulting in the holders of the Company’s common stock receiving shares of Nikola’s common stock at the Exchange Ratio. Ultimately, the Exchange Ratio resulted in the Company’s stockholders receiving over 4.5% of Nikola’s outstanding shares post-transaction.

18. In the first step exchange offer, a total of 93,157,857 shares of the Company’s common stock, representing 50.1% of the Company’s issued and outstanding capital stock, were tendered by Romeo Power stockholders to Nikola.

[8]	See Romeo Power, Inc. Form 8-K (August 1, 2022), available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001757932/0001104659 22084779/tm2222249d1_8k.htm.

See Ex. F (Nikola Corp., Form 8-K, Oct. 17, 2022). Once Nikola acquired a majority of Romeo Power’s outstanding stock, the second step merger was then consummated pursuant to Section 251(h) of the Delaware General Corporation Law without a formal vote of Romeo Power’s stockholders. Id.

19. On October 14, 2022, the Company, believing that the Nikola Merger had been validly approved, filed a Certificate of Merger, to which a Third Amended and Restated Certificate of Incorporation (the “Third Amended Charter”) was attached, thereby effecting the Nikola Merger and amending and restating the Company’s certificate of incorporation as the Third Amended Charter. See Ex. G.

20. In light of the issues raised by Boxed, however, the validity of the Nikola Merger would be in question if the Company did not validly adopt the Second Amended Charter and thereby increase its authorized shares of common stock. For instance, because the second step of the merger was approved once Nikola obtained 50.1% percent of the Company’s common stock, that second step could be invalidated if the shares it held were not all validly issued in light of the technical defects identified in Boxed.

21. Accordingly, the relief that Petitioners seek under Section 205 includes the validation of the Certificate of Merger, including the Nikola Merger effected thereby9 and the Third Amended Charter attached to the Certificate of Merger, to eliminate any cloud over this third-party merger resulting from the earlier potential failure of Romeo Power to obtain approval of the Second Amended Charter from a majority of the outstanding shares of Class A Common Stock, assuming that vote was required by Section 242(b)(2) of the DGCL.

CONSIDERATIONS WARRANTING EXPEDITED RELIEF UNDER SECTION 205

22. Prompt recourse under Section 204 is infeasible. Petitioners respectfully submit that Section 204 ratification is not practicable because the Company would be required to obtain the vote of the holders of the Company’s valid stock under Section 204(d). However, Nikola putatively acquired all the outstanding shares of the Company’s common stock in connection with the Nikola Merger, making the holders of the Company’s valid common stock impossible to identify. Even if the Nikola Merger had never occurred, it would be nearly impossible for the Company to trace the valid shares that could vote on a Section 204 proposal.

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The Court has previously validated mergers under Section 205. See Almond for Almond Family 2001 Tr. v. Glenhill Advisors LLC, 2018 WL 4194705, at *1 (Del. Ch. Aug. 31, 2018) (Order) (validating third-party merger that occurred four years after allegedly defective reverse stock split).

23. The Company believed that the Second Amended Charter was validly adopted and that the Nikola Merger was validly approved. The Company, assisted by reputable counsel, believed that a separate class vote of the Class A Common Stock was not required to amend the First Amended Charter—a conclusion reached by many other SPACs. The Company sought stockholder approval to adopt the Second Amended Charter and subsequently issued stock and securities in good faith reliance thereon. Furthermore, the Company represented that it validly adopted the Second Amended Charter in connection with the Nikola Merger in a good faith belief that it had done so and then filed the Certificate of Merger effecting the Nikola Merger in a good faith belief that the Nikola Merger had been validly approved. At bottom, all the transactions relating to the Business Combination and the Nikola Merger were carried out in a good faith belief that the Second Amended Charter was valid.

24. The Company and third parties have treated the Second Amended Charter and the Nikola Merger as valid. The Company and Legacy Romeo relied on the Second Amended Charter and the subsequent issuance of shares as a key part of the Business Combination. Furthermore, third parties have relied on the validity of the Second Amended Charter, including Nikola when it agreed to acquire the Company pursuant to the Nikola Merger.

25. No harm will arise from validation. The Company is not aware of any harm that will result from the validation of the Second Charter and the Nikola Merger. As reflected by the joint filing of this Petition, both the Company and Nikola support validation. Moreover, validation will place the Company, its former stockholders, and Nikola in the position they have believed they were in following the Business Combination and the Nikola Merger.

26. Significant harm may arise from failure to validate. The Company, Nikola, and other third parties will be harmed by the failure to validate the Second Amended Charter and the Nikola Merger. Uncertainties as to these matters impacts Nikola’s capital structure as over 4.5% of its stock was exchanged in connection with the Nikola Merger. Further, the uncertainty is impacting the Company’s ability to obtain an auditor’s consent or a ‘comfort letter’ with respect to its historical financial statements, which in turn may affect Nikola’s ability to raise capital, due to the fact that Nikola is required to continue to incorporate the Company’s financial statements into any new registration statement filed by Nikola with the Securities and Exchange Commission until Nikola files its Annual Report next year. This could cause market disruption and jeopardize commercial relationships for both the Company and Nikola.

27. Accordingly, Petitioners respectfully seek this Court’s assistance to validate the Second Amended Charter and the Certificate of Merger to prevent potentially irreparable harm to the Company and Nikola’s reputations and standing in the marketplace, their commercial relationships, and their employees and Nikola’s stockholders.

COUNT ONE

(Validation Under 8 Del. C. § 205)

28. Petitioners repeat and reiterate the allegations above as if set forth fully herein.

29. The Company and Nikola are each authorized to bring this petition under 8 Del. C. § 205(a).

30. Because of the potential defects described above, there is uncertainty as to the validity of the Second Amended Charter, the securities issued thereunder, and the validity of the Certificate of Merger and the Nikola Merger effected thereby, each of which is a potentially defective corporate act.

31. This Court has the authority under Section 205 to: “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock,” “[v]alidate and declare effective any defective corporate act or putative stock,” and “[d]eclare that a defective corporate act validated by the Court shall be effective as of the time of the defective corporate act.” 8 Del. C. § 205(a)(4), b(2), b(8).

32. Relief under Section 204 is not as practicable a remedy as validation under Section 205.

33. The Company effected the Second Amended Charter, and filed the Certificate of Merger effecting the Nikola Merger and amending and restating its certificate of incorporation as the Third Amended Charter with a good faith belief that each act was valid.

34. The Company has treated the Second Amended Charter as valid and, among other things, issued securities in reliance thereon.

35. On information and belief, market participants and other third parties, including Nikola, have relied on the validity of the Second Amended Charter and the effectiveness of the Nikola Merger, and no persons would be harmed by the validation thereof.

36. The Company and Nikola as its sole stockholder will be irreparably harmed absent relief from this Court.

37. The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Petitioners respectfully request that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.

Validating and declaring effective the Second Amended Charter enacting the Charter Proposals and all amendments effected thereby, retroactive to the date of its filing with the Delaware Secretary of State on December 29, 2020;

B.	Validating and declaring effective any securities issued in reliance on the Second Amended Charter, effective as of the original date of issuance of such securities;

C.

Validating and declaring effective the Certificate of Merger of J Purchaser Corp. with and into Romeo Power, including the merger effected thereby and the Third Amended and Restated Certificate of Incorporation (and all amendments effected thereby) attached to such Certificate of Merger, retroactive to the date of the filing of the Certificate of Merger with the Delaware Secretary of State on October 14, 2022; and

D.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT
& TUNNELL LLP

/s/ Thomas P. Will
Thomas P. Will (#6086)
Grant E. Michl (#7088) 1201 N. Market Street
Wilmington, DE 19801
(302) 658-9200
Attorneys for Petitioners Romeo Power, Inc. and Nikola Corporation

March 16, 2023

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